UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation Policy

At its meeting on February 28, 2020, the Compensation Committee of the Company’s Board of Directors revised the Executive Compensation Policy (the “ECP”) which provides a framework under which executive officers and specified other key employees of the Company and its subsidiaries are compensated for their services. The Committee determined that the revised policy would encourage alignment between Company performance and compensation for the leadership team and to harmonize the bonus and incentive structure across the Company on a global and business segment basis. The full text of the Policy is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

The ECP was amended by the Compensation Committee to allow for the issuance of a new element of long-term compensation in the form of Nonqualifed Stock Options.  In addition, the ECP was revised to reflect changes in the mix of the Long Term Incentive (LTI) award to each officer.  Each LTI grant is comprised of three components: (i) performance-based awards in the form of Restricted Stock Units (RSUs) that cliff vest in three years (50%), (ii) time-based awards in the form of RSUs that vest pro rata over a three-year period (25%), and (iii) time-based awards in the form of non-qualified stock options with a 10-year term that vest pro rata over a three-year period (25%).  The ECP was also amended to reflect a revised maximum payout that could be earned on the Short Term Incentive Plan (STI) and the performance based component of the LTI grant to 200% of target.

The performance metrics and weighting percentages for the 2020 ECP are the same as 2019. For the STI, the metrics (and corresponding weight) for Helios corporate employees remain as:  Helios Net Sales (20%); Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (40%); and Adjusted Free Cash Flow (40%).  For subsidiary executives the metrics are:  Helios Adjusted EBITDA (25%); Subsidiary Adjusted EBITDA (25%); Subsidiary Net Sales (25%); and Adjusted Free Cash Flow (25%). All STI payouts are subject to a circuit breaker threshold of Helios Net Income.  Each executive will have a target bonus opportunity that will be set individually as a percentage of the executive’s base salary.   For the LTI, the metrics (and corresponding weight) for Helios executives are:  Helios Adjusted EBITDA Margin (40%); Helios Adjusted Earnings Per Share (40%); and Helios Net Sales Compounded Annual Growth Rate (CAGR) (20%).  The LTI metrics for subsidiary executives are: Subsidiary Adjusted EBITDA Margin (40%); Subsidiary Adjusted Earnings Per Share (40%); and Subsidiary Net Sales CAGR (20%).

Equity Awards and Form of Grant Agreement

The Committee at its meeting on February 28, 2020, also approved a form of Restricted Stock Unit and Stock Option Agreement (the “Grant Agreement”).  The Grant Agreement was updated to reflect the inclusion of Nonqualified Stock Options and the rebalance of the components of the LTI program.  The Grant Agreement sets forth the terms of the equity awards and include certain restrictive covenants, including, a non-solicitation of employees and customers and a non-competition covenant within a defined territory and business scope within the 12-months following termination of employment. The form of Grant Agreement is filed as Exhibit 10.2 to this report and is incorporated by reference herein.

Also at its meeting on February 28, 2020, the Committee awarded RSUs and stock options to the Company’s executive officers and other key employees in accordance with the LTI provisions of the ECP.  Provided that the minimum threshold performance is met with respect to each performance metric, payout for that performance metric may be up to 200% of the (i) target bonus allocated to that metric for STI, and (ii) number of performance based RSUs allocated to that metric for LTI.  RSUs and stock options were issued to the executive officers listed below:

Officer	Title	Number of RSUs (Time Based)	Number of RSUs (Performance Based)	Number of Stock Options
Wolfgang H. Dangel	President, Chief Executive Officer	6,958	13,915	6,958
Tricia L. Fulton	Chief Financial Officer	3,239	6,478	3,239
Melanie Nealis	Chief Legal and Compliance Officer and Secretary	2,657	5,314	2,657
Rajasekhar Menon	President – CVT	2,579	5,159	2,579
Jinger J. McPeak	President – EC	1,377	2,755	1,377
Matteo Arduini	President – QRC	1,311	2,623	1,311

Item 9.01Financial Statements and Exhibits

(d)Exhibits

10.1+	Helios Technologies 2020 Executive Compensation Policy.

10.2+	Form of Restricted Stock Unit and Stock Option Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Executive management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: March 3, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

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